Exhibit 23.2

February 24, 2012

Mr. Jun Ren

Chief Executive Officer

Newsummit Biopharma Holdings Limited

2F, No. 780, Cailun Road, Zhangjiang Hi-Tech Park

Pudong District, Shanghai 201203

People’s Republic of China

Re: Consent for Newsummit Biopharma Holdings Limited to reference ChinaBio LLC’s report,

China Novel Drug Development Insights

Dear Mr. Ren,

In connection with your proposed initial public offering in the United States (the “Proposed IPO”), we hereby consent to the references to our name and to our report, China Novel Drug Development Insights and the data contained therein in your Registration Statement (as may be amended or supplemented) on Form F-1 submitted, to be submitted or to be filed with the U.S. Securities and Exchange Commission (the “Registration Statement”), and in any other documents in connection with the Proposed IPO. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Very truly yours,

Greg B. Scott

President and Chief Executive Officer

ChinaBio LLC

ChinaBio® LLC | 3525 Del Mar Heights Rd, Ste 463 | San Diego, CA 92130 | tel: +1-858-926-4566 | fax: +1- 888-751-8430